UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2005 (December 21, 2005)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction	File Number)	(I.R.S. Employer
of incorporation)	(Commission	Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2005, the Company’s Board of Directors, upon the recommendation of the Board’s Nominating and Governance Committee, appointed Mark J. Barrenechea to fill one of the vacancies on the Company’s Board of Directors.  Mr. Barrenechea will serve as a director of the Company for a term of office expiring at the Company’s 2006 Annual Meeting of Shareholders.  The Board has not yet determined which Board committee or committees Mr. Barrenechea will join.

Mr. Barrenechea is the Executive Vice President of Technology Strategy and Chief Technology Architect at Computer Associates International.  Upon his appointment to the Board, Mr. Barrenechea received a non-qualified stock option to purchase up to 16,500 shares of the Company’s common stock pursuant to the Company’s 2003 Equity Incentive Plan.

There are no arrangements or understandings between Mr. Barrenechea and any other persons pursuant to which Mr. Barrenechea was selected as a director.  The Board has determined that Mr. Barrenechea qualifies as independent under the independence standards set forth in Rule 4200(a)(15) of the Nasdaq Stock Market.

The Company’s press release announcing Mr. Barrenechea’s appointment to the Board is filed with this report as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated December 23, 2005 announcing the appointment of Mark J. Barrenechea as a director of Overland Storage, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: December 23, 2005		/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
Vice President and CFO